UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): March 28, 2017

Enstar Group Limited
(Exact name of registrant as specified in its charter)

Bermuda	001-33289	N/A
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

P.O. Box HM 2267, Windsor Place, 3rd Floor 22 Queen Street, Hamilton HM JX Bermuda	N/A
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (441) 292-3645

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On March 28, 2017, Enstar Group Limited (the “Company”) entered into an employment agreement (the “Agreement”) with Dominic F. Silvester, the Company’s Chief Executive Officer. The Agreement replaces Mr. Silvester’s existing employment agreement.
The Agreement has a three-year term beginning on April 6, 2017. As compensation for his services, Mr. Silvester will (1) receive an annual base salary of £1,848,090, (2) be eligible for incentive compensation under the Company’s incentive compensation programs and (3) be entitled to certain employee benefits, including the payment of an annual amount equal to 10% of his base salary each year in lieu of a retirement benefit contribution. Any incentive-based compensation or award that Mr. Silvester receives from the Company is subject to clawback by the Company as required by applicable law, government regulation, stock exchange listing requirement or the Company's Clawback Policy.
The Agreement also provides that if Mr. Silvester’s employment is terminated during the term of the Agreement by the Company without “cause” or by Mr. Silvester for “good reason,” including if such termination occurs within one year of a change in control, Mr. Silvester would be entitled to: (1) a lump sum amount equal to three times his annual base salary; (2) continued medical benefits for him and his spouse and dependents for three years; (3) immediate vesting of each outstanding equity incentive award granted to him before April 6, 2020; and (4) the bonus that he would have received in respect of the year of his termination had he been employed by the Company for the full year, based on the Company's achievement of the performance goals established in accordance with any incentive plan in which he participates.
Under the terms of the Agreement, Mr. Silvester agrees not to compete with the Company for the term of the Agreement and, if his employment with the Company is terminated for “cause” or by Mr. Silvester without “good reason” before the end of the three-year term, for a period of 18 months after his termination of employment.
The foregoing description is qualified in its entirety by reference to the complete text of the Agreement, which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.
Item 9.01. Financial Statements and Exhibits
Exhibits
Refer to the Exhibit Index attached hereto, which is incorporated herein by reference.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENSTAR GROUP LIMITED

Date: March 31, 2017	By:	/s/ Orla M. Gregory
Orla M. Gregory
Chief Operating Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Employment Agreement, effective April 6, 2017, by and between Enstar Group Limited and Dominic F. Silvester.